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                                EXHIBIT 3.(i)(B)


FEDERAL IDENTIFICATION NO. 04-3024165

FEDERAL IDENTIFICATION NO. 00-0498032

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER
 (General Laws, Chapter 156B, Section 78)


Merger of

Warren Bancorp, Inc., a Delaware corporation, and

Warren Bancorp-Massachusetts, Inc., a Massachusetts corporation,

the constituent corporations, into

Warren Bancorp=Massachusetts, Inc.,

one of the constituent corporations.


The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the merger determined pursuant to the agreement of merger shall be 11:59 p.m. on May 9, 1995.


3.  (For a merger)
**The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger referred to in paragraph 1:

See continuation page 1.

4. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the surviving corporation.

(a) The address of the initial principal office of the surviving corporation in Massachusetts is:

10 Main Street, Peabody, MA 01960

(b) The name, residential address, and post office address of each director and officer of the surviving corporation is:


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             NAME            RESIDENTIAL ADDRESS        POST OFFICE
                                                           ADDRESS

President:

Treasurer:

Clerk:

Directors:

See continuation page 2.

(c) The date initially adopted on which the fiscal year of the surviving corporation ends is: 12/31.

(d) The date initially fixed in the by-laws for the Annual Meeting of stockholders of the surviving corporation is:

The first Wednesday of May or such other date as determined by the Board of Directors.


FOR MASSACHUSETTS CORPORATIONS

The undersigned President and Clerk of Warren Bancorp-Massachusetts, Inc., a corporation organized under the laws of Massachusetts further state under penalties of perjury that the agreement of merger referred to in paragraph 1 has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 79.

/s/ George W. Phillips, President

/s/ Susan G. Ouellette, Clerk

FOR CORPORATIONS ORGANIZED OTHER THAN IN MASSACHUSETTS

The undersigned President and Secretary of Warren Bancorp, Inc. a corporation organized under the laws of Delaware further state under penalties of perjury that the agreement of merger referred to in paragraph 1, has been duly adopted by such corporation in the manner required by the laws of the State of Delaware.

/s/ George W. Phillips, President

/s/ Susan G. Ouellette, Secretary



THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF MERGER
(General Laws, Chapter 156B, Section 79)


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I hereby approve the within Articles of Consolidation/Merger and, the filing fee in the amount of $29,800, having been paid, said articles are deemed to have been filed with me this 5th day of May, 1995.


Effective date: May 9, 1995


WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth



TO BE FILLED IN BY CORPORATION
Photocopy of Articles of Merger to be sent to:

John O. Newell, Esq.
Goodwin, Procter & Hoar
Exchange Place
Boston, MA 02109
Telephone 617-570-1475

CONTINUATION PAGE 1 TO ARTICLES OF MERGER

1. The name of the corporation set forth in Article I is changed to Warren Bancorp, Inc.

2.       Article III is amended as follows:

         (i) to increase the number of authorized shares of Common Stock, $0.10 par value, from 190,000 shares to 20,000,000 shares; and

         (ii) to increase the number of authorized shares of Preferred Stock, $0.10 par value, from 10,000 shares to 10,000,000 shares.


CONTINUATION PAGE 2 TO ARTICLES OF MERGER

                                                           Post Office
Name                       Residence                         Address

President:
George W. Phillips         127 Wingaersheek Road       c/o Warren Bancorp, Inc.
                           P.O. Box 1606               10 Main Street
                           Gloucester, MA  01931       Peabody, MA 01960

Treasurer:
Paul M. Peduto             41 Lincoln                  (Same)
                           Stoneham, MA  02180


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Clerk:
Susan G. Ouellette         37 Putnam Lane              (Same)
                           Danvers, MA  01923

Directors:
Class I (terms to expire in 1996)

Paul J. Curtin             293 Salem Street            (Same)
                           Wilmington, MA  01887

Stephen R. Howe            8 Dunstan Road              (Same)
                           Lynnfield, MA  01940

Arthur E. McCarthy         25 Mandalay Drive           (Same)
                           Peabody, MA  01960

John D. Smidt              21 Skinners Path            (Same)
                           Marblehead, MA  01945

Class II (terms to expire in 1997)

Stephen J. Connolly, IV    Sargent Road                (Same)
                           Marblehead, MA  01945

Robert R. Fanning, Jr.     54 High Ridge Road          (Same)
                           Boxford, MA  01921

John C. Jeffers            19 Orchard Street           (Same)
                           Peabody, MA  01960

Paul M. Peduto             41 Lincoln Street           (Same)
                           Stoneham, MA  02180

Class III (terms to expire in 1998)

Francis L. Conway          7 Peterson Road             (Same)
                           Peabody, MA  01960

Arthur E. Holden, Jr.      19 Tara Road                (Same)
                           Peabody, MA  01960

Stephen G. Kasnet          University Lane             (Same)
                           Manchester-by-the-Sea, MA 01944

Linda Lerner               1 Salem Street, #11         (Same)
                           Swampscott, MA  01907

Arthur J. Pappathanasi     37 Phillips Beach Avenue    (Same)
                           Swampscott, MA  01907

George W. Phillips         127 Wingaersheek Road       (Same)
                           P. O. Box 1606
                           Gloucester, MA  01931

John H. Womack             199 Ipswich Road            (Same)
                           Boxford, MA  01921


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